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                                                                       EXHIBIT G


                    RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS
                                 OF GENCORP INC.
                           AS AMENDED JANUARY 30, 1998



Section 1. PURPOSE

         The purpose of the Plan is to provide nonemployee directors of the Company with additional compensation for their services on the Board and to assist the Company in attracting and retaining qualified individuals to serve as directors.


Section 2. DEFINITIONS

         "Change in Control" shall mean the occurrence of any of the following events, subject to the provisions of paragraph (v) hereof:

                           (i) All or substantially all of the assets of the
                  Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

                           (ii) There is a report filed on Schedule 13D or
                  Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a "Beneficial Owner")) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or

                           (iii) The individuals who, at the beginning of any
                  period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination


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                  for election by the Company's stockholders of each new
                  Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

                           (iv) The Board determines that (A) any particular
                  actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (i), (ii) or (iii) hereof and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.

                           (v) Notwithstanding the foregoing provisions of this
                  Section 2.1(d):

                                    (A) If any such merger, consolidation,
                           reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (iv) hereof shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may determine that a Change in Control has not occurred and, by notice to the Executive, nullify the effect thereof, but without prejudice to any action that may have been taken prior to such nullification.

                                    (B) Unless otherwise determined in a
                           specific case by the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (ii) hereof solely because (1) the Company,
                           (2) a subsidiary of the Company, or (3) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

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         "Company" shall mean GenCorp Inc.

         "Credited Service" shall mean all service as a director of the Company, including service as a director prior to the Effective Date.

         "Director" shall mean a member or former member of the Board of Directors of the Company who is not and has never been an employee of the Company or any of its subsidiaries.

         "Effective Date" of the Plan, as amended by the Board of Directors on January 21, 1987 and March 24, 1987, shall be March 31, 1987.

         "Plan" shall mean the Retirement Plan for Nonemployee Directors of GenCorp Inc.

         "Plan Administrator" shall mean the Secretary of the Company or any other officer designated by the Chairman.

         "Retainer" shall mean the fee established by the Board of Directors of the Company and paid for service as a director, but excluding meeting fees, committee fees and expense reimbursement.


Section 3. PARTICIPATION

         All persons who were directors on and after the Effective Date shall be eligible to participate in the Plan.


Section 4. ELIGIBILITY FOR BENEFITS

         Only those directors whose service on the Board of Directors of the Company terminates after 60 whole or partial months of Credited Service following his first election or appointment to the Board shall be entitled to benefits under the Plan.


Section 5. AMOUNT OF BENEFITS

         The benefit hereunder shall be an annual amount equal to the Retainer in effect on the date the director's service terminates, payable in consecutive monthly installments until the number thereof equals the lesser of (a) the total number of calendar months (including any partial months) of service by the individual as a director or (b) 120 monthly installments, commencing in the month following his or her termination of service as a director or age 65, whichever is later.

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Section 6. PAYMENT OF BENEFITS

                  (A)      MONTHLY INSTALLMENTS.

                           (i) The normal form of benefit payments hereunder
                  shall be monthly installments continuing during the life of the former director until the number thereof equals the lesser of (a) the total number of calendar months (including any partial months) of service by the individual as a director or
                  (b) 120 monthly installments hereunder.

                           (ii) If a former director, whose service as a
                  director terminates on or after 31 March 1987, dies prior to receipt of the applicable maximum number of monthly installments specified in paragraph (A)(i) of this Section 6, the aggregate amount of such unpaid monthly installments shall be paid, in a lump sum, to the surviving spouse of or other beneficiary designated by such former director or, if neither survive the former director, then the former director's estate.

                  (B) CHANGE IN CONTROL. In the event a director's service on the Board is terminated involuntarily within three years following a Change in Control, (i) such director will be fully vested in and eligible to receive benefits based upon the number of whole or partial months of Credited Service actually completed, even if he or she has not completed at least 60 whole or partial months of Credited Service, and (ii) all benefits accrued for such director under this Plan will be immediately paid in a single payment, calculated using a discount factor which is equal to the yield to maturity, as reported in the Midwest Edition of The Wall Street Journal, of the 30-year Treasury Bond most recently issued as of the date of the Change in Control, plus 50 basis points.


Section 7. SUSPENSION OF BENEFITS

         If a former director who is receiving benefits hereunder returns to service as a director, payment thereof shall be suspended during such service and shall commence again on the last day of the month following the month in which such subsequent service terminates. The amount of each monthly payment following such termination shall be equal to one-twelfth of the Retainer in effect at the time of such subsequent termination. Other provisions hereof notwithstanding, the total number of monthly benefit payments hereunder to a former director and/or his or her spouse, beneficiary or estate, including payments both before and after a period of subsequent service, shall not exceed the applicable maximum number specified in Section 6 above.


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Section 8. EMPLOYMENT BY THE COMPANY

         If a director or former director becomes an employee of the Company or any of its subsidiaries, benefit payments under the Plan shall cease and such individual will have no right to any further benefits under the Plan.


Section 9. FUNDING

         No promise under this Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises. Benefit payments shall be made from the Company's treasury.


Section 10. ADMINISTRATION

         The Plan Administrator shall have full power and authority to administer the Plan including the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, the power to appoint agents and delegate its duties, and the power to make such decisions or take such action as the Plan Administrator, in its sole discretion, deems necessary or advisable to aid in the proper administration of the Plan. The Treasurer of the Company shall provide the Plan Administrator with such assistance as is requested by the Plan Administrator with regard to the administration of the Plan.


Section 11. ALIENATION OF BENEFITS

         No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt thereat shall be void. No such benefit shall, prior to receipt thereof by an individual, be in any manner liable for or subject to such individual's debts, contracts, liabilities, engagements, or torts.


Section 12. WITHHOLDING TAXES

         The Company shall deduct from the amount of any payments hereunder, all taxes required to be withheld by applicable laws.


Section 13. GOVERNING LAW

         This Plan shall be governed and construed by the laws of the State of Ohio.

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Section 14. AMENDMENT, MODIFICATION, OR TERMINATION OF THE PLAN

         The Board of Directors at any time may terminate and in any respect, amend or modify the Plan.


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